SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ViryaNet Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRYANET LTD.

NOTICE OF AN ANNUAL GENERAL SHAREHOLDERS MEETING

TO BE HELD ON DECEMBER 29, 2004, AT 10:00 A.M., EASTERN DAYLIGHT TIME,

AT THE OFFICES OF VIRYANET, INC.

Dear Shareholders:

Notice is hereby given of the Annual General Shareholders Meeting (the “Meeting”) of ViryaNet Ltd. (the “Company”) to be held on December 29, 2004, at 10:00 a.m., eastern daylight time, at the principal executive offices of ViryaNet, Inc., located at 2 Willow Street, Southborough, Massachusetts, for the purposes of considering and acting on the following matters:

(i) To elect the panel of five (5) directors to the Board of Directors of the Company, each director individually to serve until his respective successor is elected and qualified. Mr. Peter Gyenes and Ms. Ronit Lerner who were elected as external directors for the purpose of the Companies Law at previous annual meetings of the Company, will continue to serve their respective three (3) year term (from the date of their election) as external directors of the Company.

(ii) That Kost, Forer & Gabbay (a member of Ernst & Young International) be appointed as the independent auditors of the Company for the 2004 fiscal year, and that the Audit Committee of the Board of Directors be authorized to fix the remuneration of the auditors in accordance with the nature of their services.

(iii) To issue to certain of the directors of the Company new options to purchase Ordinary Shares of the Company.

(iv) To amend the Company’s 1999 Stock Option Plan (the “Plan”) by increasing the number of stock options reserved for issuance under the Plan by 350,000.

Please see the attached Proxy Statement for further details regarding the foregoing. Whether or not you plan to attend the meeting, it is important that your shares are represented. Accordingly, please mark, sign and date the enclosed proxy card and return it in the accompanying envelope, or, follow the instructions on the face of the proxy card to vote your shares by phone.

Sincerely yours,

/s/    Albert A. Gabrielli

Albert A. Gabrielli

Chief Financial Officer

VIRYANET LTD.

8 HaMarpe St., Har Hotzvim

P.O. Box 45041

Jerusalem 91450

Israel

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 29, 2004

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of ViryaNet Ltd. (“ViryaNet” or the “Company”) of proxies in the form enclosed to be voted at the Annual General Meeting of the shareholders of the Company (the “Annual General Meeting” or the “Meeting”), or at any postponement or adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of shareholders of the Company. The Annual General Meeting will be held on December 29, 2004, at 10:00 a.m., eastern daylight time, at the offices of ViryaNet, Inc., 2 Willow Street, Southborough, Massachusetts. The Company’s mailing address in the United States is ViryaNet, Inc., 2 Willow Street, Southborough, Massachusetts, 01745, and its telephone numbers are (972)-2-584-1000 in Israel, and (508) 490-8600 in the United States.

As of December 1, 2004 (the “Record Date”), the Company had 5,414,892 ordinary shares, par value New Israeli Shekel 1.0 per share (“Ordinary Shares”) outstanding. Each Ordinary Share entitles the holder thereof to one vote with respect to each of the matters submitted to the shareholders at the Annual General Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual General Meeting and any postponements or adjustments thereto.

It is proposed that at the Annual General Meeting, the following ordinary resolutions be adopted:

(i) To elect the panel of five (5) directors to the Board of Directors of the Company, each director individually to serve until his respective successor is elected and qualified. Mr. Peter Gyenes and Ms. Ronit Lerner who were elected as external directors for the purpose of the Companies Law at previous annual meetings of the Company, will continue to serve their respective three (3) year term (from the date of their election) as external directors of the Company.

(ii) That Kost, Forer & Gabbay (a member of Ernst & Young International) be appointed as the independent auditors of the Company for the 2004 fiscal year, and that the Audit Committee of the Board of Directors be authorized to fix the remuneration of the auditors in accordance with the nature of their services.

(iii) To issue to certain of the directors of the Company new options to purchase Ordinary Shares of the Company.

(iv) To amend the Company’s 1999 Stock Option Plan (the “Plan”) by increasing the number of stock options reserved for issuance under the Plan by 350,000.

In addition, in the Annual General Meeting, the Directors will review the Management’s report on the business of the Company for the year ended December 31, 2003, as presented in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003, and will answer appropriate questions relating thereto.

At the Annual General Meeting, the Board of Directors will propose for shareholder approval by ordinary resolution for all other matters being considered at the Meeting. An ordinary resolution shall be deemed adopted if approved by a majority of the votes cast at the Meeting in person or by proxy and voting thereon.

The Company’s Annual Report on Form 20-F, containing audited financial statements for the fiscal year ended December 31, 2003 can be found in the Company’s website at the following link: http://www.viryanet.com/investors/sec.htm, or alternatively, you may contact the Company if you wish to receive a printed version of the Company’s Annual Report. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed hereto.

Any shareholder who executes and delivers a proxy may revoke it at any time before the effective exercise thereof by delivery to the Company at its United States mailing address listed above or its transfer agent, at least twenty-four (24) hours before the commencement of the Meeting or adjourned Meeting, of either a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the meeting, and also wishes to vote in person, may do so by revoking their proxy. Each form of proxy which is properly executed and returned to the Company prior to the meeting will be voted in the manner instructed by the shareholder executing it or, if no instructions are given, will be voted in favor of all of the matters to be presented at the Meeting, as described herein. In addition, the shares will be voted with respect to any other proposals in accordance with the recommendations of the Board of Directors. Subject to the provisions of the Company’s Articles of Association, all proxies must be received by the Company’s transfer agent or at the Company’s United States mailing address listed above at least 24 hours prior to the Meeting to be validly included in the tally of Ordinary Shares voted at the Meeting.

It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about December 6, 2004. In addition to solicitation by mail, certain officers, directors, employees and agents of the Company may solicit proxies by telephone, telegram, telecopier or other personal contact. None of the officers, directors, employees or agents involved in any solicitation will receive additional compensation for such solicitation. The Company will bear the costs of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Ordinary Shares.

The presence in person, or by proxy, or as deemed by the Companies Law to be present of two (2) or more shareholders of the Company, holding, in the aggregate, at least thirty-three and one-third percent (33 1/3%) of the Ordinary Shares entitled to vote at the Annual General Meeting will constitute a quorum at the Annual General Meeting. If a quorum is not present at the scheduled time and date of the Meeting, the Meeting shall be either (i) adjourned to the same day of the week in the next following week at the same scheduled place and time of day as the adjourned meeting, unless such day shall fall on a public holiday either in Israel or the United States, in which case the meeting will be adjourned to the first day, not being a Friday, Saturday or Sunday, which follows such public holiday; or (ii) adjourned to any other day, hour and/or place as the Board of Directors shall notify the shareholders. If a quorum is not present at the second meeting within half an hour from the appointed start time of the meeting, any two shareholders present or by proxy or any other valid instrument shall constitute a quorum, and shall be entitled to deliberate and to resolve the matters for which the Meeting was convened.

If the accompanying proxy card is properly signed and returned to the transfer agent or the Company at its United States mailing address and not revoked, it will be voted in accordance with the instructions contained therein. Votes that are withheld will be excluded entirely from the counted votes. Other than for the election of individual directors, proxies may be marked as abstaining on any matter to be acted upon by shareholders. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting will not be counted as votes cast on such matters. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

ITEM 1

ELECTION OF DIRECTORS

The Articles of Association of the Company provide that our Board of Directors shall be composed of no more than nine (9) members and no fewer than three (3) members. At this time, management is recommending the five (5) nominees named in the following table for election as directors (each a “Director Nominee” and collectively, the “Director Nominees”). Currently, all such Director Nominees serve as directors of the Company. Unless authority to vote for the confirmation of the Director Nominees is withheld, the shares represented by all proxies received by the Board of Directors will be voted for the Director Nominees. If elected, each of the Director Nominee shall hold office until the next Annual General Meeting and until his successor shall have duly taken office, unless his office is earlier vacated under any relevant provisions of the Articles of Association of the Company.

Mr. Peter Gyenes and Ms. Ronit Lerner, who were previously elected as external directors for the purpose of the Companies Law at previous annual meetings of the Company, will continue to serve their respective three (3) year term (from the date of their election) as external directors of the Company.

In the event any of the Director Nominees should be unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. The Company is not aware of any reason why any of the Nominee Directors, if elected, would be unable to serve as a director.

Nominees for the Board of Directors

The name of each of Director Nominee, his present position with the Company, and the year in which he or she first became a director of the Company, where applicable, are as follows:

Name of Nominee	Current Position with the Company	Commencement of Directorship

Samuel I. HaCohen	Executive Chairman of the Board of Directors	March 1988

Winfried A. Burke	Vice Chairman of the Board of Directors	June 2001

Vladimir Morgenstern	Director	July 1999

Manuel Sanchez Ortega	Director	October 2003

Lior Bregman	Director	November 2003

The background of each Director Nominee is as follows:

Samuel I. HaCohen co-founded ViryaNet in March 1988. Since March 1988, Mr. HaCohen has served as our chairman of the board of directors. From March 1988 until February 2001, Mr. HaCohen served as our chief executive officer and as the chairman of the board of directors. Before co-founding ViryaNet, Mr. HaCohen held senior systems management positions at John Bryce Systems Ltd., a software company, and the Hadassah Hospital, Jerusalem. Mr. HaCohen holds a Bachelor of Science degree in computer science and statistics from the Hebrew University of Jerusalem and has completed all course work for a Master of Science in statistics from the Hebrew University of Jerusalem.

Winfried A. Burke has served as a director of ViryaNet since June of 2001. Mr. Burke was recently appointed the vice chairman for ViryaNet after serving as ViryaNet’s president and chief executive officer since February 2001. Mr. Burke is currently the president, chief executive officer and chairman of the board of directors for CanyonBridge, Inc., a developer of enterprise applications based on web services technology. Mr. Burke joined ViryaNet in October 1999 as ViryaNet’s senior vice president of worldwide marketing. From October 2000 until February 2001, Mr. Burke served as ViryaNet’s president and chief operating officer. Prior to joining ViryaNet, Mr. Burke was vice president of sales and marketing for ViewSoft and was instrumental in its acquisition by Citrix. He also served as general manager of North American operations and vice president of business development and channel sales at Gentia Software; as a merger and acquisition consultant for several years; and as vice president of sales and marketing for Oberon Software. Mr. Burke previously held various management positions in product management, marketing and sales at Prime Computer, Apollo and Wang. Mr. Burke began his career as a software engineer at the MIT Instrumentation Laboratory/Draper Laboratory, where he worked on the Apollo and Space Shuttle projects, followed by software engineering assignments at the MIT Lincoln Laboratory and Data General. Mr. Burke was trained in computer science at the Massachusetts Institute of Technology.

Vladimir Morgenstern co-founded the Company with Mr. HaCohen. He has served as one of the Company’s directors since July 1999. Mr. Morgenstern currently serves as a business and technology advisor to several start-up companies. From November 1999 until October 2001, Mr. Morgenstern has served as the Company’s executive vice president, corporate programs. Mr. Morgenstern served as the Company’s technical manager and chief technology officer from March 1988 until November 1999. Before co-founding ViryaNet, Mr. Morgenstern held senior systems management positions at John Bryce Systems Ltd. and the Hadassah Hospital, Jerusalem. Mr. Morgenstern holds a Bachelor of Science degree in physics from Vilnius University in Lithuania and has completed all course work for a Master of Science in applied mathematics.

Manuel Sanchez Ortega has served as a director of ViryaNet since October 2003. Mr. Sanchez currently serves as the chairman and chief executive officer of Telvent GIT, S.A. (Nasdaq: TLVT), a global information technology company based in Madrid, Spain. From 2000 to 2001, Mr. Sanchez was the executive vice president of Telvent Energia Y Medio Ambiente, a subsidiary of Telvent focused on the energy and environmental markets. From 1995 to 1999, Mr. Sanchez was the managing director for Telvent Mexico. Prior to his employment with Telvent Mexico, Mr. Sanchez served as a manager in Telvent Energia y Medio Ambiente. Mr. Sanchez received a Bachelor of Science degree in electrical engineering from the Universidad Pontificia Comillas (ICAI) of Madrid, and a degree in Business Administration from the IPADE of Mexico.

Lior Bregman has served as a director of ViryaNet since November 2003. Mr. Bregman is currently a private investor focused on identifying new trends and potential beneficiaries mostly in the technology sector as well in other special situations where in-depth analysis could provide an edge. From 1988 to 2001, Mr. Bregman served as a Managing Director with CIBC/Oppenheimer. Mr. Bregman was intimately involved in the development of CIBC/Oppenheimer’s high technology effort and was responsible for its telecommunication equipment research effort in general and the wireless communication area in particular, as well as its research on defense and Israeli companies. Mr. Bregman’s work was recognized by the Wall Street Journal and Institutional Investor All Star surveys. Until 2001, Mr. Bregman was also a partner in Genesis I, an Israeli-based venture capital fund, and also served on the investment committee of Genesis II. Prior to joining CIBC/Oppenheimer, Mr. Bregman served as a research analyst at Hambrecht & Quist. Mr. Bregman received his MBA from Stanford University in 1986 and his BA from the Hebrew University of Jerusalem.

Alternate Directors

The Articles of Association of ViryaNet provide that a director may appoint, by written notice to the Company, any individual to serve as an alternate director so long as such individual does not already serve as a director or an alternate director of ViryaNet. Any alternate director will have all of the rights and obligations of the director appointing him or her. The alternate director may not act at any meeting at which the director appointing him or her is present. An alternate director may act as the alternate for only one director. Unless the time period or scope of any such appointment is limited by the appointing director, the appointment will be effective for all purposes and for an indefinite time, but will expire upon the expiration of the appointing director’s term. Currently, no alternate directors have been appointed.

Delegation of Power

Subject to the Companies Law, the Articles of Association of the Company provide that the Board of Directors may delegate any or all of its powers, authorities and responsibilities to any committee consisting of such members of the Board of Directors as the Board of Directors may, from time to time, deem appropriate to the full extent permitted under the Companies Law.

The Board of Directors recommends a vote FOR all of the Directors Nominees.

ITEM 2

APPOINTMENT OF AUDITORS

At the Annual General Meeting, Kost, Forer & Gabbay, Certified Public Accountants (Israel), a member of Ernst & Young International, will be nominated by the Company to serve as the independent auditors of the Company for the year ending December 31, 2004. Other than serving as the Company’s current independent auditors, Kost, Forer & Gabbay has no relationship with the Company or any affiliate of the Company.

The Board of Directors will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that Kost, Forer & Gabbay be, and they hereby are, appointed as the Company’s independent auditors for the fiscal year ending December 31, 2004, and that the Audit Committee of the Board of Directors be, and it hereby is, authorized to fix the remuneration of said auditors in accordance with the nature of their services.”

The Board of Directors recommends a vote FOR the appointment of Kost, Forer & Gabbay as independent auditors of the Company.

ITEM 3

APPROVAL OF THE GRANT OF STOCK OPTIONS TO DIRECTORS

OF THE COMPANY

The Company’s success depends to a significant extent on the performance of its Directors. The loss of the services of such Directors could have an adverse effect on the Company. In recognition of the importance of these Directors to the Company, the Board and its Audit Committee have approved, subject to the approval of the shareholders of the Company, the grant of options to said Directors under the general terms of the Company’s 1999 Stock Option Plan, for an exercise price as determined by the Company’s Board of Directors, as follows:

Director	Number of Options to be granted	Vesting schedule

Samuel HaCohen	50,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Winfried A. Burke	30,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Vladimir Morgenstern	30,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Peter Gyenes	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Manuel Sanchez Ortega	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Lior Bregman	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Ronit Lerner	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

(*)	All Options shall be fully vested and fully exercisable upon the completion of one or more of the following events, whether by way of a consolidation, merger or reorganization of the Company or otherwise: (a) a sale of all or substantially all of Company’s issued share capital or assets to any other company, entity, person or a group of persons, or (b) the acquisition of more than 50% of Company’s equity or voting power by any shareholder or group of shareholders.

The Board of Directors and the Audit Committee will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that following the approval and recommendation by the Board of Directors of the Company and the Audit Committee of the Board of Directors, in compliance with the requirements of the Companies Law, directors of the Company will be granted stock options to purchase Ordinary Shares of the Company as set forth in Item 3 of the Proxy Statement of the Company dated December 6, 2004.”

The Board of Directors recommends a vote FOR the approval of the grant of stock options to directors.

ITEM 4

APPROVAL OF AMENDMENTS TO THE COMPANY’S 1999 STOCK OPTION PLAN

INCREASING THE AGGREGATE NUMBER OF OPTIONS AVAILABLE FOR

GRANT BY A TOTAL OF 350,000.

The Company’s 1999 Stock Option Plan (the “Plan”) serves as a means of attracting and retaining highly qualified directors and employees by aligning their interests with those of the Company’s other shareholders. It has become common practice for companies in high-tech industries, many of which compete with the Company for attracting and retaining highly qualified directors and employees, to offer such directors and employees options to purchase a large number of shares of the capital stock of such companies.

As of December 6, 2004, 38,590 options remain available for grant under the Plan (without taking into effect the proposed grants set forth in Item 3 above). Thus, the Board of Directors is seeking to increase the number of options authorized to be granted under the Plan by 350,000 options, in order to allow the Company to remain competitive with such other companies in attracting and retaining highly qualified employees by granting such employees options to purchase a larger number of Ordinary Shares.

The Board of Directors and will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that the Company’s 1999 Stock Option Plan (the “Plan”) shall be amended such that the number of stock options available for grant under such Plan shall be increased as set forth in Item 5 of the Proxy Statement of the Company dated November 22, 2004, shall be approved.”

The Board of Directors recommends a vote FOR the approval of the amendment to the terms of the 1999 Stock Option Plan by increasing the number of options available for issuance under such 1999 Stock Option Plan.

ADDITIONAL MATTERS FOR DISCUSSION

CONSIDERATION OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE

COMPANY FOR THE YEAR ENDED DECEMBER 31, 2003

The Company’s Annual Report on Form 20-F for the year ended December 31, 2003 can be found in the Company’s website at the following link: http://www.viryanet.com/investors/sec.htm. Alternatively, you may contact the Company if you wish to receive a printed version of the Company’s Annual Report. The Company’s Consolidated Financial Statements for the year ended December 31, 2003 are included in such report. At the Meeting, the Directors will review the Management’s report on the business of the Company for the year ended December 31, 2003, as presented in the Company’s Annual Report for the year ended December 31, 2003, and will answer appropriate questions relating thereto.

OTHER BUSINESS

Management of the Company knows of no other business to be transacted at the Meeting; but, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/    Albert A. Gabrielli

Albert A. Gabrielli

Chief Financial Officer

December 6, 2004

PROXY	PROXY

VIRYANET LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF VIRYANET LTD. FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 29, 2004

The undersigned, a holder of ordinary shares, par value NIS 1.0 per share (“Ordinary Shares”), of ViryaNet Ltd. (“ViryaNet” or the “Company”), acting with respect to all Ordinary Shares held by the undersigned, hereby appoints Mr. Samuel I. HaCohen and Albert A. Gabrielli, and each of them, as proxies for the undersigned, with full power of substitution, to vote all Ordinary Shares that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual General Meeting of Shareholders (the “Meeting”) of ViryaNet to be held on December 29, 2004, at 10:00 a.m. eastern daylight time, at the principal executive offices of ViryaNet, Inc. located at 2 Willow Street, Southborough, Massachusetts, and at any adjournments, postponements or rescheduling thereof, on the matters set forth on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments, postponements or rescheduling thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, 3 AND 4.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PROXY	PROXY

Please Sign, Date, Detach and Mail in the Envelope Provided As Soon As Possible
A	☒	Please mark your votes as in this example.
			FOR	AGAINST	ABSTAIN

		ITEM 1. TO ELECT A PANEL OF FIVE DIRECTORS TO THE BOARD OF DIRECTORS OF THE COMPANY.	☐	☐	☐

		ITEM 2. TO APPOINT KOST, FORER & GABBAY (A MEMBER OF ERNST & YOUNG INTERNATIONAL) AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2004 FISCAL YEAR.	☐	☐	☐

		ITEM 3. TO ISSUE THE DIRECTORS OF THE COMPANY NEW OPTIONS TO PURCHASE ORDINARY SHARES OF THE COMPANY.	☐	☐	☐

		ITEM 4. TO AMEND THE COMPANY’S 1999 STOCK OPTION PLAN (THE “PLAN”) BY INCREASING THE NUMBER OF STOCK OPTIONS RESERVED FOR ISSUANCE UNDER THE PLAN BY 350,000.	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual General Meeting of Shareholders and accompanying Proxy Statement.

Signature of Shareholder(s) _______________________________   ________________________________    Dated _______________, 2004

Note: Please date and sign exactly as the name appears. When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.	I plan to attend the Meeting	☐	I do not plan to attend	☐